EXHIBIT 10

WIRELESS RONIN TECHNOLOGIES, INC.

SENIOR MANAGEMENT BONUS PLAN

Effective January 1, 2012

The Senior Management Bonus Plan (the “Plan”) provides bonuses to certain members of the Company’s senior management team. Such bonuses are based 50 percent upon the Company’s annual gross revenue dollars and 50 percent upon the Company’s adjusted EBITDA, which is calculated based upon the Company’s accounting practices, consistently applied and upon GAAP standards applicable to the Company.

The Company’s Compensation Committee has identified eligible members of senior management and established annual gross revenue dollar and adjusted EBITDA goals for the upcoming plan year. The Company’s Board of Directors and the Compensation Committee of the Board reserve the right to modify, terminate or suspend this Plan at any time in the Board or Committee’s sole discretion.

September 30,
Percentage of Goal Annual Gross Revenue Dollar	Percentage of Goal Annual Gross Revenue Dollar portion of Target Bonus
Less than 85%	0%
85% to < 100%	12.5%
100% to < 110%	50%
110% to < 120%	55%
120% to < 130%	60%
130% to < 140%	65%
140% to < 150%	70%
150% to < 160%	75%
160% to < 170%	80%
170% to < 180%	85%
180% to < 190%	90%
190% to < 200%	95%
Over 200%	100%

September 30,
Percentage of Goal Annual Adjusted EBITDA	Percentage of Goal Annual Adjusted EBITDA portion of Target Bonus
Less than 85%	0%
85% to < 100%	12.5%
100% to < 110%	50%
110% to < 120%	55%
120% to < 130%	60%
130% to < 140%	65%
140% to < 150%	70%
150% to < 160%	75%
160% to < 170%	80%
170% to < 180%	85%
180% to < 190%	90%
190% to < 200%	95%
Over 200%	100%

The following process documents how bonus payouts are to be calculated: (1) actual gross revenue dollar performance for 2012 is compared to targeted gross revenue dollar performance for 2012, (2) the percentage payout associated with that gross revenue dollar performance is multiplied by the named executive’s target bonus amount, then multiplied by the portion of the payout associated with gross revenue dollars (50%), (3) actual adjusted EBITDA performance for 2012 is compared to targeted adjusted EBITDA performance for 2012, (4) the percentage payout associated with that adjusted EBITDA performance is multiplied by the named executive’s target bonus amount, then multiplied by the portion of the payout associated with adjusted EBITDA (50%), then (5) the numbers generated in steps (2) and (4) are added together to generate the total bonus payout.

“Adjusted EBITDA” as used by the Compensation Committee equals the Company’s earnings before all interest, tax, depreciation, amortization and stock-based expenses but after payment of non-equity based employee bonuses.